RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made effective and entered into as of June 10, 2013 (the “Grant Date”), by and between Dynasil Corporation of America, a Delaware corporation (the “Company”), and Peter Sulick (the “Grantee”).

WHEREAS, pursuant to the provisions of the Company’s 2010 Stock Incentive Plan (the “Plan”), the Board of Directors of the Company (the “Board”) has the authority to grant Awards under the Plan to employees of the Company; and

WHEREAS, the Board has determined that the Grantee be granted a Restricted Stock Award under the Plan for the number of shares and upon the terms set forth below;

NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

1.          Grant of Award. The Grantee is hereby granted a Restricted Stock Award under the Plan (this “Award”), subject to the terms and conditions hereinafter set forth, with respect to 300,000 restricted shares of Common Stock (the “Shares”). Restricted shares of Common Stock covered by this Award shall be designated in book entry form on the records of the Company’s transfer agent, subject to the restrictions set forth in this Agreement.

2.          Transfer Restrictions. Except as expressly provided herein, this Award and the Shares issued with respect to this Award are non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, this Award shall immediately become null and void and the Shares relating thereto shall be forfeited.

3.          Restrictions. The restrictions on the Shares covered by this Award shall lapse and such shares shall vest at the earlier of:

(i)          the first anniversary of the Grant Date; or

(ii)         the start date of a replacement CEO and President of the Company.

If neither of these events has occurred prior to the termination of the Grantee's Continuous Service, the Common Stock covered by this Award, to the extent not vested, shall terminate and be forfeited by the Grantee.

Notwithstanding any other provision of this Agreement, (i) the Shares, whether or not vested in whole or in part, shall be forfeited and (ii) the Grantee shall be obligated to pay to the Company all gains realized by the Grantee from the disposition of any such Shares if the Grantee violates any of the provisions set forth in the Company’s Confidential Information and Invention Assignment Agreement that Grantee entered into as condition of employment with the Company. Further, any compensation paid to the Grantee pursuant to this Agreement or in accordance with its terms shall be subject to any policy regarding recovery of incentive-based compensation hereafter adopted by the Board in order to comply with (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any law of similar effect for recovery of incentive-based compensation previously paid, and (ii) any regulations promulgated pursuant to any such law.

4.          Voting and Dividend Rights. During the period in which the restrictions provided herein are applicable to the Shares covered by this Award, the Grantee shall have the right to vote such shares and to receive any cash dividends paid with respect to such shares. Any dividend or distribution payable with respect to the Shares covered by this Award that shall be paid in shares of Common Stock shall be subject to the same restrictions provided for herein. Any dividend or distribution (other than cash or Common Stock) payable on Shares covered by this Award, and any consideration receivable for or in conversion of or exchange for Shares covered by this Award, unless otherwise determined by the Board, shall be subject to the terms and conditions of this Restricted Stock Award Agreement or with such modifications thereof as the Board may provide in its absolute discretion.

5.          Distribution Following End of Restrictions. Upon the expiration of the restrictions provided in Section 3 hereof as to any portion of the Shares covered by this Award, the Company in its sole discretion will either cause a certificate evidencing such amount of Common Stock to be delivered to the Grantee (or, in the case of his death after such events, cause such certificate to be delivered to Grantee's legal representative, beneficiary or heir) or remove the restrictions regarding transferability from the shares designated in book-entry for the Grantee (or, in the case of his death for Grantee's legal representative, beneficiary or heir) on the records of the Company’s transfer agent; provided, however, that the Company shall not be obligated to issue any fractional shares of Common Stock in the event of certificated shares.

6.          Tax Withholding. The obligation of the Company to deliver any certificate or book-entry uncertificated shares to the Grantee pursuant to Section 5 hereof shall be subject to the receipt by the Company from the Grantee of any minimum withholding taxes required as a result of the grant of the Award or lapsing of restrictions thereon. The Company shall have the right, but not the obligation, to sell or withhold such number of unrestricted shares of Common Stock distributable to the Grantee as will provide assets for payment of any tax so required to be paid by the Company for Grantee unless, prior to such sale or withholding, Grantee shall have paid to the Company the amount of such tax. Any balance of the proceeds of such a sale remaining after the payment of such taxes shall be paid over to Grantee. In making any such sale, the Company shall be deemed to be acting on behalf and for the account of Grantee. The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, the Grantee agrees to provide a copy of the election to the Company and to make such provision satisfactory to the Company of any minimum withholding taxes required by the Company.

7.          Securities Laws Requirements; Lock-Up Agreement. The Company shall not be required to issue shares pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Company’s Common Stock is then listed; and (b) the Company has complied with applicable federal and state securities laws. The Board (or a Committee thereof) may require the Grantee to furnish to the Company, prior to the issuance of any shares of Common Stock in connection with this Award, an agreement, in such form as the Board or Committee may from time to time deem appropriate, in which the Grantee represents that the shares acquired by him under this Award are being acquired for investment and not with a view to the sale or distribution thereof. Grantee further agree hereby that he will enter into and perform any underwriter’s lock-up agreement requested by the Company from time to time in connection with public offerings of the Company’s securities.

8.          Incorporation of Plan Provisions. This Restricted Stock Award Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein, and receipt of a copy of the Plan is hereby acknowledged. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan.

9.          Miscellaneous. This Restricted Stock Award Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of Delaware, and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Company and the Grantee.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement on the date first above written.

COMPANY:		GRANTEE:

Dyansil Corporation of America

By:	/s/ Thomas C. Leonard	/s/ Peter Sulick
	Thomas C. Leonard	Peter Sulick
	Chief Financial Officer	Interim CEO and Interim President

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